ACQUISITION NOTE



$2,327,000                                           Longmeadow, Massachusetts
                                                         As of January 6, 1998



          FOR VALUE RECEIVED, the undersigned, Foreland Corporation, a corporation organized and existing under the laws of the State of Nevada, and Eagle Springs Production Limited-Liability Company, a limited liability company organized under the laws of the State of Nevada (collectively the "Borrowers"), each promises to pay to the order of Energy Income Fund, L.P., a limited partnership organized and existing under the laws of the State of Delaware (the "Lender"), or its successors or assigns, the principal sum of Two Million Three Hundred Twenty-seven Thousand Dollars ($2,327,000), or such lesser amount as has been advanced by Lender to Borrowers as part of the Acquisition Loan pursuant to the Financing Agreement of even date herewith, between Borrowers and Lender (the "Financing Agreement"), together with interest from the date of funding as set forth herein. This Note is secured by and entitled to the benefits of the Security Instruments. All capitalized terms not defined herein shall have the meanings attributed to them in the Financing Agreement.

          The principal amount advanced hereunder shall bear interest from the date of funding at a rate equal to twelve percent (12%) per annum for the actual number of days such amount is outstanding based on a 360-day year. Payments of principal and interest shall be made in accordance with the Schedule of Payments attached as Schedule A hereto.

          All payments received by the Lender shall be applied first to late charges and fees (if any), then to accrued but unpaid interest, and then to principal.

          No prepayment of this Note shall be permitted except as set forth in the Financing Agreement.

          Upon the occurrence and during the continuation of an Event of Default, any unpaid principal amount and any overdue interest shall bear interest at the rate of fifteen percent (15%) per annum, computed for the actual number of days such amount is outstanding based on a 360-day year.

          Nothing contained in this Note shall be deemed to require the payment of interest at a rate in excess of the maximum rate permitted by applicable law. In the event that the amounts required to be paid hereunder for any month exceed the maximum rate permitted by law, such amount shall be automatically reduced for such month to the maximum rate permitted by law.

          All payments due hereunder shall be payable in lawful money of the United States of America and paid at the place designated in the Financing Agreement, or at such other place in the Commonwealth of Massachusetts as the Lender or any subsequent holder of this Note may designate.

          Each Borrower has executed this Note pursuant to the Financing Agreement. All of the terms, covenants, provisions, conditions, stipulations, and agreements contained in the Financing Agreement to be kept and performed by Borrowers are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein, and each Borrower covenants and agrees to perform the same, or to cause the same to be kept and performed, strictly in accordance with the terms and provisions thereof.

          The occurrence of any Event of Default, as that term is defined in
Article 8 of the Financing Agreement, shall be an Event of Default under this Note. If an Event of Default has occurred and if such Event of Default continues uncorrected, the entire principal amount outstanding, together with accrued interest thereon, and any fees due thereunder, shall at once become due and payable at the option of the holder without further notice. If after a default, counsel is employed to collect the indebtedness evidenced hereby or to protect the security for such indebtedness, each Borrower agrees to pay reasonable attorneys' fees and all other reasonable costs and expenses incurred in connection with such collection.

          Each Borrower hereby waives diligence, presentment, protest, demand for payment, notice of dishonor, notice of intent to accelerate, notice of acceleration, and any and all other notices or demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note and hereby consents to any extensions of time, renewals, releases of any party hereto, waivers or modifications that may be granted or consented to by the holder of this Note without notice. No delay on the part of the holder hereof in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. This Note shall be binding on each Borrower and its successors and assigns. Any term or provision of this Note that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Note in such or any other jurisdiction, so long as the purposes of this Note can still be accomplished in the manner anticipated by Borrowers and Lender, or Borrowers and Lender can agree to an acceptable modification of this Note. If any provision of this Note is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

          The obligations and liabilities of Borrowers under this Note and the Loan Documents are joint and several and Lender may enforce its rights under this Note and the Loan Documents, in its sole discretion, against either or both Borrowers.

          Notwithstanding anything to the contrary contained in this Note, the Financing Agreement or any other Loan Document, neither Borrower shall have any personal liability for payment of principal and interest on this Note, and Lender shall look solely to the Collateral for the payment of such principal and interest and shall not seek a deficiency or other personal judgment against either Borrower in the event that any sale of the Collateral shall be insufficient to satisfy this Note. Nothing herein contained shall, however, impair any right, remedy or security of Lender with respect to the Collateral under this Note, nor limit either Borrower's obligations to perform any of Borrowers' other obligations under the Loan Documents, including without limitation Borrowers' obligations to remain personally liable under Section 4.3 of the Financing Agreement and to indemnify Lender as set forth in Article 9 of the Financing Agreement.

          WITNESS the following signature.


                              FORELAND CORPORATION


                              By  /s/ N. Thomas Steele
                                N. Thomas Steele
                                President



                              EAGLE SPRINGS PRODUCTION
                              LIMITED-LIABILITY COMPANY, a
                              Nevada limited liability company


                              By  /s/ N. Thomas Steele
                                N. Thomas Steele
                                Manager